UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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VRDT CORPORATION

(Name of Registrant As Specified In Charter)

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VRDT CORPORATION
12223 Highland Avenue, Suite 106-542
Rancho Cucamonga, California 91739

INFORMATION STATEMENT
PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14c-2 THEREUNDER

We Are Not Asking You For A Proxy
And You Are Requested Not To Send Us A Proxy
However, As Described Herein, You May Voice Your Objection to the Matters Described Herein

This information statement is first being mailed on or about November      , 2012 to the stockholders of record on July 12, 2012 (the “Record Date”) of VRDT Corporation, a Delaware corporation (the “Company”) in connection with actions taken by the written consent of stockholders holding a majority of the voting power of the outstanding capital stock of the Company.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

HOWEVER, STOCKHOLDERS MAY VOICE THEIR OBJECTION TO ANY OF THE MATTERS DESCRIBED HEREIN.  NOTWITHSTANDING ANY SUCH OBJECTION, STOCKHOLDERS SHOULD BE AWARE THAT STOCKHOLDERS HOLDING A MAJORITY OF THE COMMON STOCK HAVE RATIFIED AND APPROVED THE MATTERS DESCRIBED HEREIN AND, DESPITE ANY SUCH OBJECTION, THE COMPANY HAS TAKEN AND WILL CONTINUE TO TAKE ACTION IN RELIANCE ON SUCH MAJORITY CONSENT.

By Order of the Board of Directors

Dated: November , 2012	/s/ Bryon Bliss
Bryon Bliss,
Secretary

NOTICE OF ACTIONS PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS
IN LIEU OF A MEETING OF THE STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following actions were adopted, approved and ratified pursuant to written consent of stockholders holding a majority of the voting power of the outstanding capital stock of the Company.

1.           Approval of Name Change Amendments.     Stockholders consented to amend the Company’s Certificate of Incorporation to change the Company’s name from “Winwheel Bullion, Inc.” to “Verdant Automotive Corporation” and then consented to change the Company’s name from “Verdant Automotive Corporation” to “VRDT Corporation.”  The language of each of the amendments (the “Name Change Amendments”) is as follows:

The Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefor:

ARTICLE FIRST:   The name of this corporation is Verdant Automotive Corporation.

The Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefor:

ARTICLE FIRST:   The name of this corporation is VRDT Corporation.

2.           Approval of Blank Check Preferred Stock.   Stockholders consented to amend the Company’s Certificate of Incorporation to authorize the issuance of a total of Ten Million Five (10,000,005) shares of preferred stock and to authorize, subject to limitations prescribed by Delaware law, the Board of Directors, without further stockholder action, to issue up to Ten Million Five (10,000,005) shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions.

The Preferred Stock authorized by this amendment (the “Blank Check Preferred Amendment”) is referred to as “blank check” preferred stock.  The term “blank check” preferred stock refers to stock for which the designation, preferences, conversion rights, cumulative, relative, participating, optional and other rights, including voting rights, qualifications, limitations or restrictions are determined by the board of directors of a corporation.  Pursuant to the Blank Check Preferred Amendment, the Board of Directors is entitled to authorize the creation and issuance of 10,000,005 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board of Directors, and no further authorization are required from our stockholders.

The language of the Blank Check Preferred Amendment is as follows:

The Certificate of Incorporation of the Corporation be amended by striking Article FOURTH in its entirety and replacing therefor:

FOURTH:  The corporation is authorized to issue two classes of shares of stock, common stock and preferred stock.  The total number of shares of stock which the corporation shall have authority to issue is One Billion (1,000,000,000) shares, consisting of Nine Hundred Eighty-Nine Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Five (989,999,995) shares of common stock, par value $.0001 per share, designated as Common Stock (the “Common Stock”) and Ten Million Five (10,000,005) shares of preferred stock, par value $.0001 per share, designated as Preferred Stock (the “Preferred Stock”).

A.   Preferred Stock.  The Board of Directors of the corporation is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the Delaware General Corporation Law (hereinafter referred to as a “Preferred Stock Designation”), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

1.      the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

2.      whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

3.      the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

4.      the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

5.      whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

6.      the voting powers, if any, and whether such voting powers are full or limited in such series;

7.      the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

8.      the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

9.      any other relative rights, preferences and limitations of that series.

B.           Common Stock.  The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in the Preferred Stock Designation relating thereto.  Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the corporation for the election of directors and on all other matters on which stockholders of the corporation are entitled to vote.  The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.”

NOTICE IS HEREBY FURTHER GIVEN that the preceding actions (the “Actions”) were approved and ratified pursuant to a third, separate written consent of stockholders holding a majority of the voting power of the outstanding capital stock of the Company.

Our Board of Directors unanimously approved each of the Actions on the dates written consents were submitted to the Company, as set forth below.

Under the authority of the Blank Check Preferred Amendment and section 151(g) the Delaware General Corporation Law (the “DGCL”), the Board of Directors created a new class of preferred stock consisting of a maximum of five shares that would in aggregate hold votes equal to 51% of the votes of all votes on all matters submitted to a vote of stockholders of the Company (the “Super-Voting Stock”).  The terms of the Super-Voting Stock are described below.

INTRODUCTION

Explanatory Note

This Information Statement covers matters previously approved by the written consent of stockholders holding a majority of the capital stock entitled to vote thereon and publicly announced through the issuance of Current Reports on Form 8-K dated January 20, 2012, October 4, 2011, and July 8, 2011.

Section 228(e) of the Delaware General Corporation Law (the “DGCL”) requires that prompt notice be given to stockholders of an action taken by written consent, without a meeting, without prior notice and without a vote, and that such notice may be given before or after the implementation of the action so approved.  The Company provided substantially concurrent notice to stockholders of each matter referred to in this Information Statement pursuant to the issuance of press releases and the filing of Current Reports on Form 8-K with the United States Securities and Exchange Commission.  DGCL section 228(e) also requires that a filing with the Delaware Secretary of State made pursuant to stockholder written consent include a statement that such filing was approved by written consent and not at a stockholders’ meeting.  Each filing identified in this Information Statement as being made with the Delaware Secretary of State based on written consents was done so in accordance with, and included the statement required by, DGCL section 228(e).

The written consents to each of the matters was solicited by stockholders of the Company and not the Company and so each such solicitation was exempt from the federal proxy solicitation rules of Regulation 14A pursuant to Rule 14a-2(b)(2).

In reliance on those stockholder consents under state law and the exemption from the federal proxy solicitation rules of Regulation 14A, the Company effectuated the corresponding amendments under applicable state law.  However, during the Company’s annual review in connection with the preparation of its Annual Report on Form 10-K for the year ended March 31, 2012, the Company determined that, though permitted under state law and exempt from the federal proxy solicitation rules of Regulation 14A, the Company was required to provide notice of the Actions pursuant to the federal information statement rules of Regulation 14C.

In light of the realization of the applicability of Regulation 14C, on July 12, 2012, by action of the Founders, 10 holders of a majority of our voting capital stock again voted to ratify and approve the Name Change Amendments and the Blank Check Preferred Amendment (the “Ratification Consents”) and provided the Ratification Consents to the Company.

This Information Statement, together with a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, is being mailed to all stockholders of record on the Record Date to provide notice under DGCL section 228(e) and under Regulation 14C.

As noted above, the Company has filed the Name Change Amendments and the Blank Check Preferred Amendment.  Following the filing of the Blank Check Preferred Amendment, the Board of Directors filed a Certificate of Designation designating the Super-Voting Stock (as described in more detail below) and Series B Preferred Stock.  The Board of Directors then under state law issued five shares of Super-Voting Stock.  The Company has issued no Series B Preferred Stock.  Notwithstanding its authorization and issuance in accordance with state law, the Company has not given voting effect to the Super-Voting Stock, as no such shares have voted on any matters, and such shares will not vote on any matters submitted to a vote of stockholders, until at least 20 days after this Information Statement has been mailed to all stockholders.

Regardless of the legal effect under state law of the Name Change Amendments and the Blank Check Preferred Amendment, and authorizations and issuances in reliance thereon, in recognition of the import of Regulation 14C, the Company is expressly giving stockholders the right to voice their objection to any or all of the Name Change Amendments and the Blank Check Preferred Amendments.  To voice objection to any or all of the Name Change Amendments and the Blank Check Preferred Amendment, a stockholder may call the Secretary of the Company at (909) 786-1981, fax the Secretary at 909-481-0200, email the Secretary at stockholder-objection@vrdt.com, or mail the Secretary at 12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739, Attn:  Secretary, in each case stating such objection or objections.

Notwithstanding any such objection, through the Ratification Consents, after 20 days after the mailing of this Information Statement to stockholders, the Company will have the right under Regulation 14C (in addition to state law) to have implemented the Name Change Amendments and the Blank Check Preferred Amendment.

Approval of Name Change Amendments

In June 2011, the five founders of the Company (the “Founders’), holding of 64.44% of the Company’s common stock at such time, discussed with each other the idea of the First Name Change Amendment to amend the Company’s Certificate of Incorporation to have the name of the Company be changed from “Winwheel Bullion, Inc.” to “Verdant Automotive Corporation.”  The Founders then informed the Secretary of the Company that this voting block was proposing, and wished to vote to approve and have the Company implement, the First Name Change Amendment.  All of the Founders had previous business relationships.  It was the belief of the Founders that the name of the Company should be changed to reflect the Company’s new business plan focused on green energy products, with an emphasis on electric automobiles.

A total of five stockholders holding shares comprising over fifty percent (50%) of the total voting power of the Company provided their written consents to the First Name Change Amendment in accordance with the DGCL and forwarded the same to the Secretary of the Company on June 24, 2011.  Upon receipt of the consents, the Board of Directors approved the First Name Change Amendment and the Company implemented the First Name Change Amendment.

In January 2012, the Founders, holding of 36.75% of the Company’s common stock at such time, discussed with each other the idea of the Second Name Change Amendment to amend the Company’s Certificate of Incorporation to change the name of the Company from “Verdant Automotive Corporation” to “VRDT Corporation.”  The Founders then informed the Secretary of the Company that this voting block was proposing, and wished to vote to approve and have the Company implement, the Second Name Change Amendment.  The five Founders then conducted the solicitation of four additional stockholders to the Founders’ idea of the Second Name Change Amendment.  All of the Founders and other solicited holders had previous business relationships.  It was the belief of the Founders that the name improperly emphasized the automotive aspect of the Company’s business plan and a name change was necessary to reflect the broader nature of the Company’s business beyond just the automotive sector, as implied by the former name.

A total of nine stockholders holding shares comprising over fifty percent (50%) of the total voting power of the Company provided their written consents to the Second Name Change Amendment in accordance with the DGCL and forwarded the same to the Secretary of the Company on January 16, 2012.  Upon receipt of the consents, the Board of Directors approved the Second Name Change Amendment and the Company implemented the Second Name Change Amendment.

Approval of Blank Check Preferred Amendment

In September 2011, the Founders, holding of 46.65% of the Company’s common stock at such time, discussed with each other the idea of the Blank Check Preferred Amendment to amend the Company’s Certificate of Incorporation to provide the authorization for the issuance of up to Ten Million Five (10,000,005) shares of preferred stock and to grant to the Board of Directors the authority to issue, without further stockholder action but subject to any other limitations prescribed by Delaware law, such shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions.  The Founders then informed the Secretary of the Company that this voting block was proposing and wished to vote for the Blank Check Preferred Amendment.  The Founders then conducted the solicitation of one other stockholder to the Founders’ idea of the Blank Check Preferred Amendment.  All of the Founders and the other solicited holder had previous business relationships.  It was the belief of the Founders that the creation of the Blank Check Preferred Stock would provide useful flexibility in the Company’s efforts to attract new investors to invest in the Company.

In contemplating the Blank Check Preferred Amendment, the Founders also proposed the idea of the Board of Directors using the authority granted in the Blank Check Preferred Amendment to create a new class of preferred stock to be held by the Founders and holding voting rights that would allow the Founders to maintain voting control of the Company’s capital stock on all matters submitted to a vote of stockholders (the Super-Voting Stock).  It was the belief of the Founders that, because of the decline in the relative ownership of the Founders following the reorganization of the Company, it was appropriate that, for a time, the Founders continue to maintain voting control of the Company.  The Founders believed that this continuity of control would facilitate the Company in implementing such changes as are necessary in the structure of the Company to accommodate third-party investment and successfully implement the early stages of the Company’s business plan.  Once the Super-Voting Stock has served its purpose, it would be convertible into common stock on the basis of four shares of common stock for each share of Super-Voting Stock (for an aggregate total of up to 20 shares of common stock).

A total of six stockholders holding shares comprising over fifty percent (50%) of the total voting power of the Company provided their written consents to the Blank Check Preferred Amendment in accordance with the DGCL and forwarded the same to the Secretary of the Company on September 20, 2011.  Upon receipt of the consents, the Board of Directors approved the Blank Check Preferred Amendment and the Company implemented the Blank Check Preferred Amendment.

Ratification Consents

In light of the Company’s and Founders’ realization of the applicability of Regulation 14C to the Actions, on July 12, 2012, the Founders then solicited five additional holders (for a total of 10 holders of a majority of our voting capital stock) and such holders voted to ratify and approve the Name Change Amendments and the Blank Check Preferred Amendment.  Concurrently, the stockholders provided the Ratification Consents to the Company.  As a result of the Ratification Consents, after 20 days after the mailing of this Information Statement to stockholders, the Company will have the right under Regulation 14C (in addition to state law) have implemented the Name Change Amendments and the Blank Check Preferred Amendment.

Effectiveness of Actions

Stockholder approvals for the Actions set forth above were obtained on the respective dates indentified therewith.  As noted above, under the DGCL, the Name Change Amendments and the Blank Check Amendment are effective prior to notice to stockholders, provided notice is given to stockholders.  Notice was previously given to stockholders under state law pursuant to the issuance of substantially contemporaneous press releases and the filing of Current Reports on Form 8-K.  By this Information Statement, the Company is again providing notice to stockholders of the Actions.  As a result of the Ratification Consents, after 20 days after the mailing of this Information Statement to stockholders, the Company will have the right under Regulation 14C (in addition to state law) to have implemented the Name Change Amendments and the Blank Check Preferred Amendment.

Risk Under State Law Regarding Notice of Actions

If the prior contemporaneous notice to stockholders of the Actions through press releases and the filing of Current Reports on Form 8-K were determined to be insufficient notice under Section 228(e) of the DGCL, it may, absent other events, including the Ratification Consents, have given one or more stockholders grounds to seek to enjoin the actions undertaken in reliance on the consents of majority stockholders or take other action against the Company or the Board of Directors.  Although the Board of Directors believed that any such action was an unlikely event, the Board nonetheless wanted in this Information Statement to give stockholders the opportunity to voice objection to the Actions.  In addition, in order remove any doubt that all Actions were approved and ratified by stockholders in accordance the DGCL, the Founders granted the Ratification Consents relating to the prior Actions.  For similar reasons, the Board of Directors determined to file a Certificate of Elimination with respect to the Series B Preferred Stock and only to re-designate any new series of preferred stock after 20 days following the mailing of this Information Statement to stockholders.

Dissenters Rights

Under Delaware law, holders of our common stock are not entitled to dissenters rights of appraisal with respect to the Actions.

Notice; Cost

This Information Statement will serve as another notice to stockholders of the Actions as contemplated pursuant to section 228(e) of the DGCL.  The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF STOCKHOLDER ACTIONS

Name Change Amendments

The purpose of the Founders for the amendment changing the name of the Company from “Winwheel Bullion, Inc.” to “Verdant Automotive Corporation” was to better identify the Company’s name to the nature and scope of the business of the Company post-reorganization in May 2011.  The purpose of the Founders for the amendment changing the name of the Company from “Verdant Automotive Corporation” to “VRDT Corporation” was to de-emphasize the automotive aspect of the name to better identify the Company’s name to the broader renewable, sustainable energy nature and scope of the business of the Company.

Blank Check Preferred Amendment

The purpose of the Founders for the Blank Check Preferred Amendment was to maximize the Company’s ability to expand its capital by providing additional authorized capital stock which may be issued for such corporate purposes as the Board of Directors may determine to be desirable from time to time and to facilitate the growth of the Company.  These purposes may include, but are not limited to, future financing, investment opportunities, acquisitions, the declaration of stock splits, stock dividends or other distributions, maintenance of consistency of control and management, or any other corporate purposes and needs.  If the issuance of shares is deemed advisable by the Board in connection with any of the above stated purposes or any other corporate purpose, having the authority to issue the additional shares would avoid the time delay and expense of a special shareholders’ meeting to authorize the issuance of common stock or preferred stock and would enable us to take timely advantage of market conditions or the availability of favorable opportunities.

The specific purpose of the Founders for the creation of the Super-Voting Stock was to provide for the orderly and effective management of the Company by the Founders through the continued voting control of the Company’s capital stock by the Founders on all matters submitted to a vote of stockholders.  In connection with the Founders’ transferring their business to a public company in May 2011 and then the Company issuing common stock to investors, employees and consultants, further reducing the Founders’ percentage holdings in the Company, the Founders determined that it would be prudent for a time to provide that the Founders would maintain voting control of the Company.  The shares of Super-Voting Stock were issued to and are to be issued solely to the five founders of Verdant Industries, Inc., the predecessor to the Company that merged into the Company in May 2011.  The Founders’ intent is to facilitate the implementation of the Company’s business plan, including positioning the Company to accommodate rapidly any third-party investment necessary or appropriate to implementation of the early stages of the business plan.

Following the filing of the Blank Check Preferred Amendment, in accordance with the expressed desire of the Founders and the Board’s own evaluation of the merits of the Super-Voting Stock, the Board of Directors filed a Certificate of Designation designating the Super-Voting Stock and a Series B Preferred Stock.  The Board of Directors then under state law issued five shares of Super-Voting Stock.  The Company has issued no Series B Preferred Stock.  Notwithstanding its authorization and issuance in accordance with state law, the Company has not given legal voting effect to the Super-Voting Stock, as no such shares have voted on any matters, and will not vote on any matters submitted to a vote of stockholders, until at least 20 days after this Information Statement has been mailed to all stockholders.  The Founders have determined that there no longer remains a purpose for the Super-Voting Stock and have informed the Company that they wish to consent to cancel the Super-Voting Stock.  In addition to filing a Certificate of Elimination to eliminate the Series B Preferred Stock, the Board of Directors intends to take prompt action to cancel the Super-Voting Stock, including, if appropriate, to file a Certificate of Elimination with respect thereto.

In the event of a hostile attempt to take over the Company, it might be possible for the Board to issue in a private transaction a series of preferred stock with rights and preferences which could impede the completion of such a transaction.  No further action or authorization by the stockholders would be necessary prior to issuance of this stock, except as may be required for a particular transaction by applicable law or regulation, or pursuant to the rules of any stock exchange on which our securities may then be listed.  The specific terms of any series of preferred stock will depend primarily on market conditions and other factors existing at the time of issuance.

The Board of Directors has no present plans, understandings or agreements for issuing any shares of preferred stock (other than issued Super-Voting Stock) other than in connection with capital raising transactions, though we do anticipate that we will issue preferred stock in connection with one or more capital raising transactions in the future.  Nevertheless, the Board of Directors considers it desirable to have preferred stock available to provide the Company with increased flexibility in structuring possible future financing and acquisitions, in responding to a hostile attempt to take over the Company, and in meeting other corporate needs which may arise.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement (including with respect to the Super-Voting Stock issuable to the Founders), since April 1, 2011, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of the Company;

2. any proposed nominee for election as a director of the Company; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”  To our knowledge, no director has advised that he intends to oppose any of the Actions.

OUTSTANDING SHARES AND VOTING RIGHTS
AS OF THE RESPECTIVE WRITTEN CONSENT DATES AND THE RECORD DATE

As of the date of the issuance of the written consents relating to each of the Actions and as of the Record Date, the Company’s authorized capitalization consisted of 995,000,000 shares of common stock, and the following numbers of shares were issued and outstanding on each respective date:

Consent Date / Record Date	Issued and Outstanding Shares
June 24, 2011 (First Name Change Amendment)	36,843,726
September 20, 2011 (Blank Check Preferred Amendment)	50,890,640
January 16, 2012 (Second Name Change Amendment)	102,661,640
July 12, 2012 (Ratification Consents) (Record Date)	124,736,955

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders.

No less than 18,421,864, 25,445,321, 51,330,821 and 62,493,214 votes, representing a majority of the voting power of the outstanding capital stock of the Company in each instance, were required to approve or ratify and approve the respective amendments and grant the Ratification Consents.

Stockholders holding 23,735,000, 26,235,000, 51,985,000 and 65,235,000 shares of common stock gave their written consents in favor of the amendments and granted the Ratification Consents.  In each case, the written consents represented more than 50% of the votes eligible to be cast on each matter.  No stockholder consents were solicited by the Company and no other stockholder consents were or will be solicited in connection with the matters referenced in this Information Statement.

STOCKHOLDERS PROVIDING WRITTEN CONSENTS

Set forth below is a table of the stockholders who have given their consent and the number of shares of stock beneficially owned by such stockholders as of each of the respective dates:

June 24, 2011 (First Name Change Amendment)

Name	Number of Shares Beneficially Owned	Percent of Outstanding Shares Owned
Daniel J. Elliott	4,817,500	13.08%
Steve Aust	4,817,500	13.08%
David Edgar	4,700,000	12.76%
Dennis Hogan	4,700,000	12.76%
Raymond Chin	4,700,000	12.76%
Total	23,735,000	64.44%

September 20, 2011 (Blank Check Preferred Amendment)

Name	Number of Shares Beneficially Owned	Percent of Outstanding Shares Owned
Graham Norton-Standen	2,500,000	4.91%
Daniel J. Elliott	4,817,500	9.47%
Steve Aust	4,817,500	9.47%
David Edgar	4,700,000	9.24%
Dennis Hogan	4,700,000	9.24%
Raymond Chin	4,700,000	9.24%
Total	26,235,000	51.56%

January 16, 2012 (Second Name Change Amendment)

Name	Number of Shares Beneficially Owned	Percent of Outstanding Shares Owned
Graham Norton-Standen	6,500,000	6.33%
Daniel J. Elliott	8,817,500	8.59%
Steve Aust	8,817,500	8.59%
David Edgar	6,700,000	6.53%
Dennis Hogan	6,700,000	6.53%
Raymond Chin	6,700,000	6.53%
Bryon Bliss	2,500,000	2.44%
Dan Malstrom	2,500,000	2.44%
Robert A. Kasprzak	2,750,000	2.68%
Total	51,985,000	50.64%

July 12, 2012 (Ratification Consents) (Record Date)

Name	Number of Shares Beneficially Owned	Percent of Outstanding Shares Owned
Graham Norton-Standen	9,500,000	7.61%
Daniel J. Elliott	8,817,500	7.07%
Steve Aust	8,817,500	7.07%
Dave Edgar	6,700,000	5.37%
Dennis Hogan	6,700,000	5.37%
Raymond Chin	6,700,000	5.37%
Bryon Bliss	4,500,000	3.61%
Dan Malstrom	4,500,000	3.61%
Maria Foskaris	4,500,000	3.61%
AC Green	4,500,000	3.61%
Total	65,235,000	52.30%

EFFECTS OF THE AMENDMENTS

Name Change Amendments

The Name Change Amendments were to better reflect our current business as broad-based renewable, sustainable energy company engaged in the acquisition, development and collaborative implementation of renewable, sustainable energy solutions.  The Board concurred in the Founders’ view that name changes were appropriate and so approved the Name Change Amendments proposed and adopted by the Founders.  VRDT has since mid-2011 and continues to be our Company’s stock trading symbol, and we think that this second name change will also increase identification of our stock with our Company in the capital markets.  We do not anticipate there to be any other impacts from our name change.

Blank Check Preferred Amendment

Under the Blank Check Preferred Amendment, we are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions.  Our Board of Directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders.  Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Authorization of Super-Voting Stock in accordance with the DGCL means that up to five shares of Super-Voting Stock can be issued by action of the Board of Directors and without further approval of the stockholders to the Founders the Company.  The issuance of Super-Voting Stock under state law gives voting control to the Founders on all matters submitted to a vote of stockholders.  The Founders, together with a small number of other employee stockholders presently possess this voting control through the common stock, but future issuances of common stock will, in time, reduce the Founders’ and other employee stockholders’ common stock holdings to less than 50%.  The Super-Voting Stock maintains voting control in the hands of the Founders until such time as the Super-Voting Stock is converted into common stock (on a 1-for-4 basis) in accordance with its terms.  As noted below, the Founders have indicated to the Board of Directors their consent to cancel the Super-Voting Stock.  The Board of Directors intends promptly to take action in furtherance of such consent, including filing a Certificate of Elimination with respect to the Super-Voting Stock, if appropriate.

So long as the outstanding shares of our Super-Voting Stock represent a majority of the combined voting power of common stock, the Founders will effectively control all matters submitted to our stockholders for a vote, as well as the overall management and direction of the Company, which will have the effect of delaying, deferring or discouraging another person from acquiring control of the Company.  After such time as the shares of our Super-Voting Stock no longer represent a majority of the combined voting power of our common stock, other provisions of Delaware law, our Certificate of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company.

We have no current plan to issue any shares of preferred stock (other than issued Super-Voting Stock) other than in connection with capital raising transactions, though we do anticipate that we will issue preferred stock in connection with capital raising transactions in the future.

POSSIBLE ADVERSE EFFECTS OF THE BLANK CHECK PREFERRED AMENDMENT

The authorization of the blank check preferred stock, including the Super-Voting Stock, may have certain adverse effects upon the current holders of common stock.  The Super-Voting Stock, with its disproportionate voting, affects the voting rights of holders of common stock by granting effective voting control on all matters submitted to a vote of common stockholders to the Founders.  Issuance of other shares of preferred stock may also affect the voting rights of holders of common stock if any class or series of preferred stock has disproportionately high voting rights, or has voting rights with respect to particular matters.  The Board would be authorized to issue a series of preferred stock having a class or series vote on any matter submitted to stockholders including, without limitation, the right to vote as a series by itself or together with any other or all series of preferred stock as a class.  Further, the Board of Directors might determine that upon the occurrence of a stated event, holders of preferred stock voting as a class would have the right to elect one or more additional members of the Board of Directors.  In addition, the holders of preferred stock could have the right to vote as a separate class with respect to certain actions which adversely affect or subordinate their rights.  The issuance of preferred stock or additional shares of common stock (either directly or through the issuance of a class or series of preferred stock convertible into or redeemable for common stock) also would increase the number of shares of common stock outstanding, thereby diluting the percentage ownership of existing stockholders, as well as possibly diluting book value per share and/or earnings per share.  Shares of preferred stock generally will be preferred to common stock as to dividend rights and distributions in the event of liquidation.

The Blank Check Preferred Amendment also permits any series of preferred stock, in addition to any preferential fixed dividend, to participate with the common stock in any distribution of dividends and, in addition to any preferential fixed amount payable in liquidation, to participate with the common stock in the assets of the Company available for distribution upon liquidation, in each case on those terms as may be determined by the Board of Directors.  Furthermore, the Board of Directors may determine whether the shares of any series of preferred stock can be convertible into common stock or any other series of preferred stock of the Company, and the conversion price or rate and all other terms and conditions upon which such conversion can be made.  The Blank Check Preferred Amendment also permits any series of preferred stock to be made redeemable at a redemption price or prices payable in shares of common stock, as determined by the Board.

Stockholders of the Company do not have preemptive rights with respect to any of the presently authorized but unissued shares of common stock and would not have any preemptive rights with respect to the preferred stock or additional common stock.

POSSIBLE ANTI-TAKEOVER EFFECTS OF THE BLANK CHECK PREFERRED AMENDMENT

The authorization or issuance of any blank check preferred stock, including the Super-Voting Stock, may be viewed as being an “anti-takeover” device.  The Super-Voting Stock can, and other blank check preferred stock may, under certain circumstances, be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.  In the event of a proposed merger, tender offer or other attempt to gain control of the Company, the Founders may vote the Super-Voting Stock for or against such matter, controlling the outcome.  In the event of a proposed merger, tender offer or other attempt to gain control of the Company that Board of Directors does not believe to be in the best interests of our Company or stockholders, the Board of Directors may issue additional common stock or preferred stock which could make any such takeover attempt more difficult to complete.  Shares of preferred stock could also be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid.  In addition, the Board could authorize holders of a series of preferred stock to vote as a class, either separately or with the holders of common stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.

In addition, presence of the Super-Voting Stock or the power of the Board of Directors to issue preferred stock with voting or other rights which might impede or discourage a takeover attempt may make the Company a less attractive takeover candidate and may deter takeover attempts not approved by the Founders or the Board in which stockholders might receive for some or all of their shares a substantial premium above market value at the time the takeover bid is made.  Blank check preferred stock may be used in connection with the issuance of a shareholder rights plan (also called a “poison pill”), which may have the effect of discouraging an attempt by another person or entity to acquire control of the Company through the acquisition of a substantial number of shares of our common stock by increasing the cost or dilution to the possible acquirer.

Currently, the Board of Directors has not approved any plan to issue any preferred stock (other than Super-Voting Stock) for this or any other purpose.  The Board of Directors does not intend to issue any common stock or preferred stock except on terms that the Board of Directors deems to be in the best interest of our Company and stockholders.

DESCRIPTION OF CAPITAL STOCK

Under the DGCL, the Company’s authorized capitalization at the time of the Actions consisted of 995,000,000 shares of common stock, par value $0.001 and 5,000,000 shares of undesignated preferred stock, par value $0.001, and at the time of the Ratification Consents consisted of 989,999,995 shares of common stock, par value $.001 per share and 10,000,005 shares of preferred stock, par value $.001 per share, of which five shares were Super-Voting Stock.   As the close of business on the Record Date, under the DGCL we had a total of 124,736,955 shares of common stock and five shares of Super-Voting Stock outstanding.

Common Stock

Common stock may be issued by the Board with or without the consent of stockholders.  Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders.

Preferred Stock

We are authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,005 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions.  Our Board of Directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders.  Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Super-Voting Stock has been authorized and issued in accordance with the DGCL by the Board under the Blank Check Preferred Amendment; provided that the Company has determined not to give legal effect to any votes relating to the Super-Voting Stock, and the Founder holders thereof have consented thereto, until 20 days after this Information Statement is mailed to stockholders.  Each share of Super-Voting Stock entitles its holder to an equal fraction of 51% of all votes on each matter submitted to the stockholders with the numerator of such fraction being one and the denominator being the total number of shares of Super-Voting Stock issued and outstanding.  For example, if one share of Super-Voting Stock is issued and outstanding, it will have 51% of all votes on each matter submitted to the stockholders, and if four shares of Super-Voting Stock are issued and outstanding, each will have 12.75% (one-fourth of 51%) of all votes on each matter submitted to the stockholders, for an aggregate total of 51%.  As noted elsewhere in this Information Statement, the Founders have indicated to the Board of Directors their consent to cancel the Super-Voting Stock.  The Board of Directors intends promptly to take action in furtherance of such consent, including filing a Certificate of Elimination with respect to the Super-Voting Stock, if appropriate.

We have no current plan to issue any shares of preferred stock (other than issued Super-Voting Stock) other than in connection with capital raising transactions, though we do anticipate that we will issue preferred stock in connection with capital raising transactions in the future.

Anti-Takeover Effects

Shares of authorized and unissued stock could be issued (within limits imposed by applicable law) in one or more transactions and such issuance could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the present holders of our common stock.

With the exception of the Super-Voting Stock (discussed above), we do not have any provisions in our Certificate of Incorporation, Bylaws, or employment agreements to which we are party that have material anti-takeover consequences.  We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences.  In certain circumstances, our management may issue additional shares to resist a third-party takeover transaction, even if done at an above market premium and favored by a majority of independent stockholders.

Section 203 of the DGCL prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock owned by directors who are also officers of the corporation; or

•
subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.  We have not opted out of these provisions.

Listing; Quotation

Our common stock is not listed on any national securities exchange but is quoted on the OTC Markets under the symbol “VRDT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is OTC Stock Transfer Company.

Dividends

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors.

Our Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and distribution to any holders of Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of the shares of the Company’s common stock owned as of July 12, 2012 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each named executive officer (as defined in Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act) and (iv) all of our current executive officers and directors as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company at 12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739.

Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

Name	Number of Shares Beneficially Owned1	Percent of Outstanding Shares Owned
Graham Norton-Standen	9,500,000	7.62 1%
Daniel J. Elliott	8,817,500	7.09 7%
Steve Aust	8,817,500	7.09 7%
David Edgar	6,700,000	5.38 7%
Dennis Hogan	6,700,000	5.38 7%
Raymond Chin	6,700,000	5.38 7%
Bryon Bliss	4,500,000	3.61%
Dan Malstrom	4,500,000	3.61%
Larry Pendleton	1,175,000	0.94%
AC Green	4,500,000	3.61%
Don Driftmier	1,250,000	1.00%
Directors and officers as a group (11 persons)	63,160,000	50.68%

1
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities.  All shares of common stock subject to options or warrants exercisable within 60 days of July 12, 2012 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person.  They are not, however, deemed to be outstanding beneficially owned for the purpose of computing the percentage ownership of any other person.  Subject to the foregoing, the percentage ownership of outstanding shares is based on 124,736,955 shares of common stock outstanding as of July 12, 2012.  None of the persons in the table above holds options or warrants to acquire common stock.

The Company does not have any change of control or retirement arrangements with its executive officers.

Change in Control

In May 2011, we entered into and closed a Securities Exchange Agreement and Plan for Reorganization (the “Exchange Agreement”) with Verdant Industries, Inc., whereby the latter received 30,000,000 shares of common stock in the Company in exchange for all of the assets of Verdant Industries.  At closing, Verdant Industries assigned 23,735,000 shares, collectively, to Daniel J. Elliott (4,817,500 shares), Steve Aust (4,817,500 shares), Dennis Hogan (4,700,000 shares), David Edgar (4,700,000 shares), and Raymond Chin (4,700,000 shares), the founders of the Company’s business who were also the officers and directors of VII (the “Founders”), representing a cumulative total of 70.45% of our voting securities.

As a result of the transactions effected by the Exchange Agreement, (i) the Founders collectively owned 23,735,000 shares of our common stock, representing 70.45% of our voting securities, (ii) Steven Youschak, Bruce Harmon, and Stephen V. Williams each resigned as officer and director, and (iii) Daniel J. Elliott, Steve Aust, Dennis Hogan, and David Edgar were appointed as the Company’s directors.

HOUSEHOLDING OF STOCKHOLDER MATERIAL

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address, unless we have received contrary instructions from one or more of the stockholders.  If requested by phone or in writing, we will promptly provide a separate copy of this Information Statement to a stockholder sharing an address with another stockholder.  Requests by phone should be directed to our Secretary at (909) 786-1981, and requests in writing should be sent to VRDT Corporation, Attention: Corporate Secretary, 12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739.  Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should send a signed, written request to us at the above address.

INCORPORATION OF FINANCIAL AND OTHER INFORMATION BY REFERENCE

The financial statements of the Company (including the accompanying accountant’s report and notes) and included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and in the Company’s Quarterly Report Form 10-Q for the fiscal quarter ended June 30, 2012 are incorporated in this Information Statement by this reference.  In addition, to the extent required to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 or the Company’s Quarterly Report Form 10-Q for the fiscal quarter ended June 30, 2012, the following additional portions of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and the Company’s Quarterly Report Form 10-Q for the fiscal quarter ended June 30, 2012 are hereby incorporated by reference in this Information Statement:  Item 3.02 of Regulation S-K, supplementary financial information; Item 3.03 of Regulation S-K, management's discussion and analysis of financial condition and results of operations; Item 3.04 of Regulation S-K, changes in and disagreements with accountants on accounting and financial disclosure; and Item 3.05 of Regulation S-K, quantitative and qualitative disclosures about market risk.  The Company was not required to include the disclosures required in Item 3.02 of Regulation S-K, supplementary financial information; Item 3.04 of Regulation S-K, changes in and disagreements with accountants on accounting and financial disclosure; or Item 3.05 of Regulation S-K, quantitative and qualitative disclosures about market risk in its Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and the Company’s Quarterly Report Form 10-Q for the fiscal quarter ended June 30, 2012.  Because there will be no meeting of stockholders, representatives of the principal accountants for the current year and for the most recently completed fiscal year are not expected to be present at any security holders’ meeting relating to the matters herein, will not have an opportunity to make any statement, whether or not they would otherwise desire to do so, and are not expected to be available to respond to appropriate questions.  A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and the Company’s Quarterly Report Form 10-Q for the fiscal quarter ended June 30, 2012 (including all of the Items from Regulation S-K outlined above included in those filings) is being delivered to security holders concurrently with this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549.  You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC.  The address of that site is www.sec.gov.  Copies of these documents may also be obtained by writing the Company at the address specified above, Attn:  Investor Relations.

By Order of the Board of Directors

Dated: November , 2012	/s/ Bryon Bliss
Bryon Bliss,
Secretary